Exhibit 10.1

September 1, 2021

Mr. Brian Conway

President

OZOP Capital Partners Inc.

7 Katelyn Court

Warwick, New York 10990

Dear Mr. Conway:

RISK MANAGEMENT ADVISORS, INC. (“RMA”) is pleased to act as an advisor to OZOP Capital Partners Inc., a Delaware corporation (the “Company”) in connection with the Company’s consideration of participation in a captive insurance company (“Captive”) owned by the Company. This letter is to confirm the terms and conditions of our engagement (the “Agreement”).

FORMATION OF CAPTIVE SERVICES

RMA will assist the Company in analyzing, structuring, and coordinating the Company’s participation in a Captive. RMA will coordinate legal, accounting, tax, actuarial and other services necessary to implement the Company’s participation in a Captive, including, but not limited to, the preparation of an actuarial feasibility study, filing of all required regulatory applications, domicile selection, structural selection and the coordination of the preparation of legal documentation by retained counsel (the “Services”). The Company expressly agrees that RMA is not providing legal or tax advice and that the Company has the ability to select legal and tax advisors of its choosing.

FEES AND EXPENSES RELATING TO FORMATION OF CAPTIVE

In connection with providing the Services set forth above, the Company agrees to pay to RMA a non-refundable fee in the amount of One Hundred Thousand Dollars and No Cents ($100,000.00) (the “Engagement Fee”). The Engagement Fee shall be paid by the Company to RMA in two installments. The first installment shall be paid in (a) immediately available funds within three (3) business days of the date hereof in the amount of Twenty- Five Thousand Dollars and No Cents ($25,000.00), and (b) restricted shares of common stock of Ozop Energy Solutions Inc., a Nevada corporation and majority shareholder of the Company (“Ozop Energy”) (in book entry form) with a market value of Twenty-Five Thousand Dollars and No Cents ($25,000.00) as determined by using the closing price of Ozop Energy’s common stock on the date hereof. The balance of the Engagement Fee, (the remaining Fifty Thousand Dollars and No Cents ($50,000.00), shall be paid in (a) Twenty- Five Thousand Dollars and No Cents ($25,000.00) and restricted shares of common stock of Ozop Energy with a market value of Twenty- Five Thousand Dollars and No Cents ($25,000.00) as determined by using the closing price of Ozop Energy’s common stock on the date of the issuance of the Captive’s certificate of authority from the state of formation and shall be due within three (3) business days after the date of the issuance of the Captive’s certificate of authority from the state of formation.

RMA shall use its best efforts to cause the Captive’s certificate of formation to be issued by the jurisdiction of formation no more than sixty (60) days after the date hereof and shall promptly notify the Company of any delays RMA encounters in doing so.

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The Engagement Fee includes the following costs, fees and other out of pocket costs to initially set-up the Captive:

●	Retention of actuary to draft and complete actuarial report to include program summary, captive premium, loss pick and payout profile.
●	Retention of CPA firm to develop, review and complete five year rolling pro forma projection for the captive. Pro forma will be compliant with domicile’s accounting requirements.
●	Incorporation in the state of formation, including procurement of resident agent services.
●	Complete captive business plan outlining program summary, the need for insurance, key service providers, program objectives, underwriting guidelines and operational plan.
●	Completion and submission of captive insurance application and related documents in the state of formation.
●	Consulting regarding capitalization requirements. Note: the minimum capitalization and surplus requirement in the state of formation is $250,000.00.
●	Retention of attorney to draft and finalize all policies to be utilized by the captive.
●	Assist captive owners with establishment of captive bank and investment accounts to the extent required by company.
●.	NAIC compliant investor policy statement
●	Comprehensive review of existing insurance program for inclusion of additional lines in the insurance company.
●	Coordination of reinsurance or participation in a “risk pool”, if necessary.

However, RMA’s Engagement Fee does not include the following costs, expenses and fees:

●	Fees incurred by the Captive after it is incorporated, except as expressly included in our Services above.
●	Legal fees, except as necessary for formation.

The Company is under no obligation to participate in a Captive should the pre-qualification feasibility study indicate that the Company may not be eligible for participation in a Captive. RMA’s engagement hereunder may be terminated by the Company or by RMA at any time upon thirty (30) days written notice to that effect, it being understood that the provisions relating to the payment of fees and expenses to the extent incurred will survive any such termination.

Initials: ______ ______

Please Note: The fees for formation do not cover, in any part, the management fees for the insurance company, i.e., the fees for services that will be necessary to maintain and run the insurance company after it is formed. You must contract separately for those services. This agreement covers only the Formation of the Company.

MANAGEMENT OF CAPTIVE; SERVICES AND FEES

Once the Captive described above has been formed, the Captive will need to engage RMA separately to provide management services on the Captive’s behalf. The Captive will need to enter into a management agreement similar to the form attached hereto as Exhibit A. RMA shall provide only those services set forth on Exhibit A, Schedule 1 attached hereto and no other management services shall be provided, either express or implied. Under no circumstances is RMA giving or shall be deemed to provide legal, tax, accounting or other similar professional advice to the Captive or the Company.

CONFIDENTIALITY

The Company hereby acknowledges and agrees that the pre-qualification feasibility study and any financial models and presentations used by RMA in performing its Services hereunder have been developed by or on behalf of and are proprietary to RMA and are protected under applicable law. The Company agrees that it will not use such materials for any purpose other than to evaluate participation in a Captive and will not reproduce or distribute all or any portion of such materials without the prior written consent of RMA. The Company further agrees that if it determines not to participate in a Captive, upon the request of RMA, it will promptly return all copies of such materials to RMA. The Company’s obligations under this paragraph shall survive for a period of two years following termination of this Agreement.

RMA will maintain the confidentiality of all financial and other information regarding the Company provided to RMA (the “Information”) and, unless and until such information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, shall disclose the Information only as authorized by the Company or as required by law or by order of a governmental authority or court of competent jurisdiction, except that the information may be disclosed to RMA’s officers, employees, representatives, attorneys and agents who need to know such information for the purpose of assisting RMA in performing the Services of its terms of this Agreement to the same extent as if they were parties hereto. In the event that RMA is legally required to make disclosure of any of the Information, RMA will give notice to the Company prior to such disclosure, to the extent that RMA can practically do so. RMA’s obligations under this paragraph shall survive for a period of two years following termination of this Agreement.

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The foregoing paragraph shall not apply to information that:

i.	at the time of disclosure by the Company to RMA is, or thereafter becomes, generally available to the public or within the industries in which the Company or RMA or its affiliates conduct business, other than as a direct result of a breach by RMA of its obligations under this Agreement;

ii.	prior to or at the time of disclosure by the Company to RMA, was already in the possession of, or conceived by, RMA or any of its affiliates, or could have been developed by them from information then in their possession, by the application of other information or techniques in their possession, generally available to the public, or available to RMA or its affiliates other than from the Company;

iii.	at the time of disclosure by the Company to RMA or thereafter, is obtained by RMA or any of its affiliates from a third party who RMA reasonably believes to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or

iv.	is independently developed by RMA or its affiliates.

COMPANY RESPONSIBILITIES

The advice or recommendations that RMA gives may, in many cases, have legal, regulatory, tax or accounting consequences. RMA does not by this Agreement make any representation or warranty or otherwise assume any responsibility for the legal, regulatory, tax or accounting treatment of the advice that it gives or the recommendations that it makes. The Company is advised to and agrees that it will review with and rely on the opinions of its own legal counsel, tax advisors and accountants as to the legal, regulatory, tax or accounting implications of the recommendations made by RMA.

The Company agrees that neither RMA nor any of its advisors, directors, officers, employees, attorneys or agents (each a “RMA Party”) shall be liable for any special, incidental, punitive, indirect and consequential damages of any kind, resulting from any of their performance or failure to perform pursuant to the terms of this Agreement, including without limitation, any interruption of business, whether resulting from breach of contract or breach of warranty. In no event shall the aggregate liability of any RMA Party exceed the amounts actually paid by the Company to RMA hereunder during the six-month period prior to the date of the claim giving rise to such alleged liability. In no event, regardless of the legal theory advanced, shall any RMA Party be responsible to any person other than for its gross negligence or willful misfeasance.

The obligations of RMA are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any other party to this Agreement or any person relying on the work done subject to this Agreement.

The Company agrees that any and all information and data it supplies to RMA, whether in written or oral form, will be true, complete and correct in all respects.

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The Company acknowledges and agrees that it is a sophisticated business enterprise and that RMA has been retained pursuant to this Agreement to act as advisor to the Company solely with respect to the matters set forth herein. In such capacity, RMA shall act as an independent contractor, and any duties of RMA pursuant to this Agreement shall be contractual in nature and shall be owed solely to the Company. Each party disclaims any intention to impose any fiduciary duty on the other.

INDEMNIFICATION

The Company agrees to hold RMA, and its affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify, on an after-tax basis, any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including attorneys fees) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement any other document or transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. The Company’s indemnification obligations hereunder shall survive the expiration or termination of this Agreement.

TERMINATION

The Company may terminate this Agreement upon thirty (30) days prior written notice to RMA in compliance with the termination provisions set forth herein. RMA may terminate its Services under the Agreement with sixty (60) days prior written notice for any reason and immediately in the event that the Company is in breach of its obligations hereunder.

Initials: ______ ______

APPLICABLE LAW; WAIVER OF JURY TRIAL

THIS AGREEMENT AND THE OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE COMPANY AND THE CAPTIVE EACH HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, THE CAPTIVE AND RMA PERTAINING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED, THAT COMPANY, THE CAPTIVE AND RMA ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE RMA FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF RMA. THE COMPANY AND CAPTIVE EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY AND CAPTIVE HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

EACH OF THE COMPANY AND THE CAPTIVE HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO COMPANY AT THE ADDRESS SET FORTH IN THE ADDRESS LINE TO THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

TO THE EXTENT PERMITTED BY LAW, IN CONNECTION WITH ANY CLAIM, CAUSE OF ACTION, PROCEEDING OR OTHER DISPUTE CONCERNING THIS AGREEMENT OR THE TRANSACTIONS CONTEMPALTED HEREBY (EACH A “CLAIM”), THE PARTIES TO THIS AGREEMENT EXPRESSLY, INTENTIONALLY, AND DELIBERATELY WAIVE ANY RIGHT THAT EACH OF THEM MAY OTHERWISE HAVE TO TRIAL BY JURY.

SEVERABILITY

In the event any term, condition or provision of this Agreement is for any reason rendered void, all remaining terms, condition and provisions shall remain and continue as valid and enforceable obligations of the parties hereto.

DISCLAIMER OF LIABILITY FOR UNDERWRITING LOSSES

Insurance is inherently a risky business. While we may offer general guidance on underwriting certain risks, we are not your underwriters and you exclusively are responsible for your underwriting activities and any losses caused thereby. We shall not be responsible or liable for your underwriting losses.

Initials: ______ ______

ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and all prior understandings, oral or in writing, by the parties hereto with respect to the subject matter hereof are superseded by this Agreement, no limitations, modifications, supplements, waivers or changes herein or hereof shall be binding on any party hereto unless set forth in a document duly executed by or on behalf of such party.

NO ILLEGAL PURPOSES, MONEY LAUNDERING OR FRAUDULENT TRANSFER

By your execution and delivery to us of a signed copy of this Agreement, you hereby represent that you have no plan, scheme, or intention to use the insurance company that we will manage for you for any illegal purposes whatsoever, including not by way of limitation, any money laundering activity or to conceal any past acts that might be considered evasion of state or federal taxes.

COMPLETE AGREEMENT

It is understood and agreed that this Agreement embodies the complete understanding of the parties and that all oral or written negotiations or provisions not included in this letter cannot be modified except by the written agreement of both parties. Any document issued by the Company which does not correspond to the terms of this letter is not accepted by RMA and is null and void. The Company warrants that the person executing this Agreement on behalf of the Company is empowered to do so.

Please note that Risk Management Advisors, Inc. is not a law firm and is not an accounting firm. Risk Management Advisors, Inc. does not provide any legal, tax, investment or accounting advice whatsoever. We are not your lawyers or accountants. You should not expect that your communications with Risk Management Advisors, Inc. or its members or employees, will be protected by any attorney-client or accountant-client privilege. You acknowledge that we have repeatedly encouraged you to consult with your attorneys and accountants prior to entering into this Agreement, and that you have had ample opportunity to do such.

Additionally, you have been advised by Risk Management Advisors, Inc. that (i) the Internal Revenue Service is currently auditing captive insurance companies generally, (ii) some captive audits have come from an audit of the company, (iii) some of the audits have been initiated from client lists procured from captive managers by the Internal Revenue Service and (iv) you should seek independent legal, accounting and tax advice regarding the suitability of a captive for you based on your business needs as well as the likelihood that you and your captive may be subject to audit by the Internal Revenue Service.

SIGNATURES TO FOLLOW

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to RMA the duplicate copy of this letter enclosed herewith.

Very truly yours,
Risk Management Advisors, Inc

By:	/s/
R. Wesley SierkIII
Its:	Managing Director

Accepted and agreed to as of the date first written above: OZOP Capital Partners Inc.

By:	/s/
Brian Conway
Its:	President

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